CPI AEROSTRUCTURES, INC. 10-Q

CPI AEROSTRUCTURES, INC

EXHIBIT 10.2

BankUnited, N. A.
623 5th Avenue, 12th Floor
New York, New York 10022
www.bankunited.com

November 9, 2018

CPI Aerostructures, Inc.

91 Heartland Boulevard

Edgewood, New York 11717

Attn:

Mr. Vincent Palazzolo

Chief Financial Officer

Re: Credit Facility with BankUnited, N.A., as Agent

Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of March 24, 2016 as amended from time to time thereafter (collectively, the “Agreement”), by and among CPI Aerostructures, Inc. (the “Borrower”), BankUnited, N.A. as Sole Arranger, Administrative Agent and Collateral Agent (the “Agent”), BankUnited, N.A. as Lender and Citizens Bank, N.A. as Lender (collectively with all Lenders under the Agreement, “Lender”), which Agreement provided for a credit facility to the Borrower. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

Section 7.1(b) of the Agreement requires Borrower and each Subsidiary to maintain a Leverage Ratio as of the end of each fiscal quarter for the trailing four (4) fiscal quarters then-ended of not more than the specified ratio for the corresponding period. Non-compliance with Section 7.1(b) of the Agreement is hereby waived by the Bank solely to the extent (and only for the period specified) that the Leverage Ratio, which should have been not more than 3.25 to 1.0 for the trailing four (4) fiscal quarters ended September 30, 2018, was actually 3.27 to 1.0 for such period.

The waiver described above is effective only in this instance for the purpose given, is limited to the facts, circumstances, period and conditions set forth herein, and shall not be deemed to be a continuing or further waiver of this or any other covenant, term, or provision of the Agreement or the Loan Documents. No waiver of any single breach or default under the Agreement shall be deemed to be a waiver of any other breach or default thereunder. It is understood that all covenants, terms and conditions of the Agreement and the Loan Documents remain unmodified and in full force and effect.

This Letter is executed as of the date stated at the beginning of this Letter.

BANKUNITED, N.A., as a Agent

By:	/s/ Christine Gerula
Name: Title:	Christine Gerula SVP

BANKUNITED, N.A., as a Lender

By:	/s/ Christine Gerula
Name: Title:	Christine Gerula SVP

CITIZENS BANK, N.A., as a Lender

By:	/s/ Jamie Salas
Name:	Jamie Salas
Date:	11/9/2018